Pennichuck Corporation Announces First Quarter 2011 Results

Non-Operating Merger-Related Costs Contribute to Small Loss for Quarter

MERRIMACK, NH -- (Marketwire - May 05, 2011) - Pennichuck Corporation (NASDAQ: PNNW) today announced a net loss for its first quarter ended March 31, 2011 of $(36,000), or $(0.01) per share (diluted), on revenues of $7.9 million. Eminent domain and merger-related costs incurred in connection with the Company's November, 2010 agreement to be acquired by the city of Nashua, New Hampshire, totaled $406,000 for the quarter. Adjusted for such non-operating costs, first quarter results would have been net income of $.04 per share (diluted). This compares to net income for the first quarter in 2010 of $75,000, or $0.02 per share (diluted), on revenues of $7.4 million. Adjusted for non-operating eminent domain-related costs which totaled $99,000, 2010 first quarter earnings would have been $.03 per share (diluted).

The decrease in first quarter 2011 earnings compared with the same period in the prior year was due principally to the increase in eminent domain and merger-related costs of $307,000 and higher utility operating expenses of $432,000, offset in part by increased water utility revenues of $484,000, a decrease in interest expense of $43,000 and lower income taxes by $73,000.

The increase in utility revenue was principally due to a temporary rate increase granted to the Company's Pennichuck Water regulated water utility subsidiary in October 2010. The increase in utility operating expenses was due principally to increased maintenance costs and higher real property taxes including state utility taxes.

Commenting on the results for the first quarter, Duane C. Montopoli, Pennichuck's President and Chief Executive Officer, said, "While the first quarter is typically our softest in terms of metered water usage volumes, we did see volumes sold in the first quarter of 2011 nearly identical to the volumes sold last year. The biggest impact on our first quarter results, compared with the same quarter in 2010, was the incurrence of certain investment banking fees associated with our proposed acquisition by Nashua, which contributed to the small loss for the quarter."

Commenting on the November, 2010 Agreement and Plan of Merger between the Company and Nashua (the "Merger Agreement"), Mr. Montopoli added, "We have scheduled a special meeting of shareholders for June 15, 2011 to vote on the proposed acquisition of Pennichuck by Nashua, and all shareholders should be receiving the proxy materials and the ballot necessary to vote their shares shortly. I urge each shareholder to vote their shares as soon as possible. Please note that if your Pennichuck shares are held in the name of a broker, it is important that you contact and specifically instruct the broker how to vote the shares with respect to the Merger Agreement. If you do not so instruct the broker, the shares cannot be voted by the broker and, unless you attend and vote the shares at the special meeting, the effect will be the same as a vote of those shares against the acquisition."

About Pennichuck Corporation

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation's common stock trades on the Nasdaq Global Market under the symbol "PNNW." Upon completion of the transaction, Pennichuck's common stock will cease to be publicly traded. The Company's website is at www.pennichuck.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, a future judicial or regulatory determination that events prior to the November 11, 2010 effective date of our merger agreement with the City of Nashua constituted a final determination of the price to be paid under RSA 38:13 and triggered the statutory 90-day period within which the City was required to decide whether to take, by eminent domain, the assets of our Pennichuck Water Works, Inc. subsidiary; the expiration of said 90-day period without the City having made any such decision; whether the merger transaction is approved by our shareholders and the NHPUC; whether the merger transaction is ultimately consummated; the outcome of requests for rate relief from the NHPUC from time to time; changes in governmental regulations; legislation and/or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.

Additional Information and Where to Find It

Pennichuck Corporation plans to file with the U.S. Securities and Exchange Commission and mail to its shareholders a proxy statement in connection with the transaction (the "Proxy Statement"). The Proxy Statement will contain important information about Pennichuck Corporation, the proposed acquisition by the City of Nashua and related matters. EXISTING AND PROSPECTIVE PENNICHUCK CORPORATION SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Pennichuck Corporation security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Pennichuck Corporation through the web site maintained by the SEC at www.sec.gov. In addition, documents filed by Pennichuck Corporation with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to Roland E. Olivier, Secretary, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054.

Participants in the Solicitation

Pennichuck Corporation, its directors, executive officers and other members of management, and the City of Nashua and its officials and employees may be deemed to be participants in the solicitation of proxies in respect of the acquisition contemplated by the merger agreement. Information regarding Pennichuck Corporation's directors and executive officers is contained in Pennichuck Corporation's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 4, 2011; its proxy statement for its 2011 annual meeting, as filed with the SEC on March 25, 2011, and its proxy statement for its Special Meeting of shareholders to be held June 15, 2011, as filed with the SEC on April 22, 2011. Information about the City and its officials can be found at http://www.gonashua.com. Additional information regarding the interests of those participants may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. EXISTING AND PROSPECTIVE SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING AN INVESTMENT DECISION WITH RESPECT TO PENNICHUCK CORPORATION SECURITIES.

                      Pennichuck Corporation and Subsidiaries
                          Comparative Financial Results

Quarter Ended March 31:                               2011         2010
                                                  -----------  ------------
Operating Revenues                                $ 7,892,000  $  7,394,000
Operating Income                                  $ 1,153,000  $  1,055,000
Net Income (loss)                                 $   (36,000) $     75,000
Earnings (loss) Per Common Share:
  Basic                                           $     (0.01) $       0.02
  Diluted                                         $     (0.01) $       0.02
Weighted Average Common Shares Outstanding:
  Basic                                             4,679,385     4,654,531
  Diluted                                           4,679,385     4,669,832

For More Information, Contact:
Thomas C. Leonard
Senior Vice President and Chief Financial Officer
Phone:  603-913-2300
Fax: 603-913-2305